UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 310 - 815 W. Hastings Street, Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On May 12, 2022, the Board appointed Bryan Baldasare as a director of the Board and concurrently increased the size of the Board to six members, effective as of May 12, 2022. Mr. Baldasare is a well-rounded biotech executive with a wealth of experience in finance and accounting, financial planning and analysis, treasury management, commercial operations and mergers and acquisitions. Mr. Baldasare spent over 20 years at Meridian Bioscience, most recently as Chief Financial Officer where during his tenure, it grew its revenues by over 500%, developed and launched dozens of new products, and expanded into a diversified global business with 15 sites in 10 countries. Mr. Baldasare is currently the CFO at Hilltop Companies, a leading supplier to the construction industry. Prior to Meridian, Mr. Baldasare spent over 10 years in public accounting at Arthur Andersen LLP.

Mr. Baldasare’s term as a member of the Board will expire at the Annual General Meeting to be held in 2023. Mr. Baldasare will serve on the Audit Committee and the Governance and Nomination Committee. There are no arrangements nor understandings with Mr. Baldasare pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Baldasare and any of the Company’s other directors or executive officers. Mr. Baldasare will be entitled to receive the standard compensation provided to Directors of an annual retainer of $35,000 and for committee participation, directors are eligible to receive up to an additional $15,000 per year assuming a minimum of two committee memberships.

In connection with his appointment to the Board, Mr. Baldasare executed the Company’s standard form of indemnification agreement for directors.

On May 13, 2022, the Company issued a press release which included information regarding Mr. Baldasare’s appointment to the Board.

Item 7.01 Regulation FD Disclosure.

On May 13, 2022, the Company announced financial results for the third quarter of fiscal year 2022 which ended March 31, 2021. A copy of the press release issued is filed as Exhibit 99.1 to, and is incorporated by reference into, this Item 7.01.

The information set forth in this Item 7.01, including Exhibits 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press release, dated May 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: May 17, 2022	By:	/s/ Brenda Edwards
Brenda Edwards
Interim Chief Financial Officer

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